SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004


                          ELECTRONIC CLEARING HOUSE, INC.
                          -------------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                        0-15245                  93-0946274
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                      Identification No.)

   730 Paseo Camarillo, Camarillo, CA                       93010
(Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number, including area code (805) 419-8700

    _______________________________________________________________________
          (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

     On November 9, 2004, Electronic Clearing House, Inc. (the "Company") issued a press release announcing the appointment of Steven Smith as its new Chief Information Officer as of November 4, 2004.

     Mr. Smith succeeded Alex Seltzer, the Company's Chief Operating Officer and Chief Information Officer, with respect to information technology duties previously performed by Mr. Seltzer, and joined the Company as a result of Mr. Seltzer's decision to pursue other business interests. Mr. Seltzer will continue providing services to the Company through December 31, 2004, the effective date of his resignation. The Company currently does not anticipate hiring a new Chief Operating Officer.

     This Current Report on Form 8-K is intended to fulfill the Company's requirements under Item 5.02(b) of Form 8-K that will arise on December 31, 2004, the effective date of Mr. Seltzer's resignation.

ITEM 9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (c)  Exhibits

          99.1 Press Release dated November 9, 2004, announcing the appointment of the Company's new Chief Information Officer.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        ELECTRONIC CLEARING HOUSE, INC.
                                                 (Registrant)



                                        By: \s\ Alice Cheung
                                            ----------------------------
                                            Alice L. Cheung, Treasurer &
                                            Chief Financial Officer



Dated: November 9, 2004


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
                                  EXHIBIT INDEX

Exhibit
Number   Description of Document
-------  -----------------------
99.1     Press Release dated November 9, 2004, announcing the
         appointment of the Company's new Chief Information Officer.


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